Exhibit 7

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 29, 2025 (including amendments thereto) with respect to the Common Stock of U.S. Energy Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledges that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

January 29, 2025

/s/ Joshua L. Batchelor
Joshua L. Batchelor

January 29, 2025

/s/ Benjamin A. Stamets
Benjamin A. Stamets

January 29, 2025

Sage Road Capital, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Managing Partner

January 29, 2025

Banner Oil & Gas, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 29, 2025

Woodford Petroleum, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 29, 2025

SRC Management Company, LP

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 29, 2025

Sage Road Energy II, LP

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 29, 2025